THIS AGREEMENT (“Agreement”) is made on 28 February 2008

Between

1.	Lapis Technologies, Inc., whose registered office is at 19 West 34th Street, Suite 1008, New York, New York 10001, the United States of America (the “Vendor”); and

2.	Mund Holdings Ltd. whose registered office is at 27 HaMapilim Street, Qiryat Ata, Israel (the “Purchaser”).

Whereas

(A) Enertec Electronics Ltd. (the “Company”) is a private company limited by shares, company number 51-164007-0, whose entire issued share capital is NIS 100 divided into 100 shares of NIS 1 each (the “Shares”). The Vendor is the sole legal and beneficial owner of the Shares.

(B) The Company has a wholly owned subsidiary wholly owned subsidiary, Enertec Management Ltd. (“Management”)

(C) The Vendor has agreed to sell the entire issued and outstanding share capital of the Company, being all of the Shares, to the Purchaser for the consideration and upon the terms set out in this Agreement.

It is agreed as follows.

1.	Sale of the shares and consideration

1.1
The Vendor agrees to sell the entire issued and outstanding share capital of the Company, being all of the Shares, and the Purchaser agrees to purchase the Shares, subject to the conditions precedent set out in clause 6 below and with effect per the Closing (as such term is defined in clause 2 below). The Shares shall be sold free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights attaching to them.

1.2	The total purchase price for the Shares shall be the payment by the Purchaser to the Vendor of the sum of US$250,000 (two hundred fifty thousand US Dollars) (the “Purchase Price”).

3.	Closing

3.1	The sale and purchase of the Shares shall be completed, upon the fulfilment of the conditions set out in clause 6 below (the “Closing”).

3.2
At Closing, the Vendor and Purchaser shall deliver or cause to be delivered to the Vendor or the Purchaser all those documents, items and actions respectively listed in relation to that party set out in Schedule 1, and all of the above documents, items and actions shall be deemed to be delivered or take place simultaneously and no document, item and action shall be deemed to have been completed or delivered until all have been completed and delivered or waived. The documents, items and actions listed in Schedule 1 include, but are not limited to:

(a)	a duly executed transfer deed into the name of the Purchaser or its nominee in respect of all the Shares, together with the relative share certificates; and
(b)
a copy of a resolution of the board of directors of the Vendor, authorising the execution of and the performance by the Vendor of its obligations under this Agreement, including, but not limited to the undertakings set out in clause 3; and.

(c)
a copy of a resolution of the board of directors of the Purchaser, authorising the execution of and the performance by the Purchaser of its obligations under this Agreement, including, but not limited to the undertakings set out in clause 3.

3.3	At Closing, the Purchase Price shall be paid to the Vendor by cheque or any other method of payment agreed between the parties.

4.	Party’s indemnification undertakings

4.1.
The Vendor shall indemnify and hold the Purchaser harmless against any tax liabilities resulting from or in relation to the payment of a dividend by Management to the Company and the Company to the Vendor immediately prior and subject to Closing, in the gross amount of a dividend payment the Management and the Company received pursuant to sale by Management of its shares in Enertec Systems 2001 Ltd. (“Systems”). Provided, however, that the above undertaking by the Vendor to indemnify and hold the Purchaser harmless shall be limited to an amount equal to the portion of the consideration Management received for the sales of shares held by it in Systems in the amount of US$1,095,000.

4.2.
The Purchaser shall indemnify and hold the Vendor harmless against any actual and materialised tax liabilities to which the Vendor will be subject resulting from or in relation to the payment of the Purchase Price for the Shares, if any. Provided, however, that the above undertaking by the Purchaser to indemnify and hold the Vendor harmless shall be limited to an amount equal to cover any applicable income tax imposed on and actually and unconditionally paid by the Vendor over the receipt of the Purchase Price.

5.	Restrictions on Vendor

5.1.
The Vendor shall not and shall procure that each other company with which it is or shall become affiliated in the period set forth in this clause 4.1 (whether alone or jointly with another and whether directly or indirectly) within a period of 24 months after Closing, directly or indirectly, solicit or endeavour to entice away from the Company, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by the Company in skilled or managerial work at any time during the 24 months prior to Closing.

5.2.
Except so far as may be required by law and in such circumstances only after prior consultation with the Purchaser, the Vendor shall not and shall procure that each other company with which it is or shall become affiliated shall not at any time disclose to any person or use to the detriment of the Company any trade secret or other confidential information of a technical character which it holds in relation to the Company or its affairs.

6.	Warranties

The Vendor represents and warrants to the Purchaser in the terms of the warranties set out in Schedule 2 and acknowledges that the Purchaser entered into this Agreement in reliance upon such representations and warranties.

7.	Conditions to Closing

7.1.	Closing shall be conditional on fulfilment or waiver at or before the date of Closing of the following conditions:
7.1.1.
the consummation of a transaction between Harry Mund and Management as sellers and SDS (Star Defense Systems) Ltd., an Israeli public company whose shares are registered for trading on the Tel Aviv Stock Exchange, as purchaser for the purchase and sale of the entire outstanding share capital of Systems the (“Systems SPA”);

7.1.2.
the receipt of a dividend payment by the Company from Management in the amount equal to its portion of the consideration for the sale of the shares in Systems under the transaction set out in clause 6.1.1 above, subject to the repayment of taxes - if any, upon Closing;

7.1.3.
the release of the Company from all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever given to a third party by the Company in respect of any obligation of Systems and/or the Vendor upon Closing;

7.1.4.	the repayment of all Inter-Entity Indebtedness, as such term is defined in the Systems SPA, prior to Closing;
7.1.5.	the payment of a dividend by the Company to the Vendor in the net after taxes amount of the dividend payment received from Management upon Closing;

7.1.6.
the consummation of a transaction between Mr. Mordechai Solomon (the “Investor”), the Harry Mund and the Vendor, dated on or about the date of this Agreement, in which the Vendor will issue [75,129,500] shares to the Investor for the consideration of 4,539,557 shares in Star Night Technologies Ltd., an Israeli public company whose shares are registered for trading on the Tel Aviv Stock Exchange (the “Lapis SPA”); and

7.1.7.
an information statement under the Exchange Act (as such term is defined in the Lapis SPA) shall have been filed with the SEC and mailed to the Vendor’s shareholders and a period of 20 days following the mailing of the information statement to the Vendor’s shareholders shall have lapsed.

7.2.
The Conditions set out in clauses 6.1.2 and 6.1.5 above may only be waived by written notice from the Vendor, the Conditions set out in clauses 6.1.3 and 6.1.4 above may be only waived by written notice from the Purchaser and the Conditions set out in clauses 6.1.1 and 6.1.6 shall automatically be waived if: (i) all conditions in the Lapis SPA shall have been fulfilled or waived, save for the conditions in clause 12.1 of that agreement in respect of the closing of the Systems SPA and the closing of this Agreement; and (ii) all conditions in the Systems SPA shall have been fulfilled or waived, save for the conditions in clause 7.3 of that agreement in respect of the closing of Lapis SPA and the closing this Agreement.

7.3.
Notwithstanding any other provision of this Agreement or any of the Transaction Documents (as such term is defined in the Systems SPA and the Lapis SPA), the Vendor shall procure that if the Conditions set out in clauses 6.1.3 and 6.1.4 above will have been waived, and Closing will have become effective, it shall comply with its obligations under the above clauses notwithstanding such waiver and upon the waiver of such Condition, the provisions thereof shall become a post Closing covenant.

7.4.
If any of the above Conditions will not have been fulfilled (or waived) before the Date of Closing (as such term is defined in the Systems SPA), this Agreement shall automatically terminate, unless otherwise agreed by the parties hereto. In such event, no party to this Agreement shall have any claim under this Agreement of any nature whatsoever against any other party to this Agreement.

8.	Post Closing covenant

In the event that, notwithstanding that the Conditions set out in clauses 6.13 and 6.1.4 will have been waived and Closing will have become effective, the Conditions set out therein shall not have been fully fulfilled per the Closing (the release of the Company from: (i) all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever given to a third party by the Company in respect of any obligation of Systems and/or the Vendor; and (ii) all Inter-Entity Indebtedness), then the Purchaser will take promptly all action required and/or necessary after Closing to fully release the Company as set out in clauses 6.13 and 6.1.4 above.

9.	Entire agreement

This Agreement and the documents required for the fulfilment of the Conditions set out in clause 6 above, set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. It is agreed that:

(a)	No party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party, which is not expressly set out or referred to in this Agreement.

(b)
A party may claim in contract for breach of warranty under this Agreement but shall have no claim or remedy under this Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by any other party.

10.	Counterparts

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which is an original, but all of which together constitute one and the same instrument.

11.	Further assurance

The Vendor agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Closing, to implement and/or give effect to this Agreement and the transaction contemplated by it and for the purpose of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser under this Agreement.

12.	Severability

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

13.	Variation

No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "variation" shall include any amendment, variation, supplement, deletion or replacement however effected.

14.	Governing law

This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

In witness whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.

The Vendor:	The Purchaser:
/s/ Lapis Technologies, Inc. Lapis Technologies, Inc. By: /s/ Harry Mund Title: Chief Executive Officer	/s/ Mund Holdings Ltd. Mund Holdings Ltd. By: /s/ Harry Mund Title: Chief Executive Officer

SCHEDULE 1

CLOSING OBLIGATIONS

Vendor’s Obligations

1.	At Closing, the Vendor shall deliver to the Purchaser (or made available to the Purchaser’s reasonable satisfaction):

duly executed transfer forms in respect of the Shares into the name of the Purchaser, as set out in clause 2.2(a) of this Agreement;

the share certificates in respect of all the Shares, as set out in clause 2.2(a) of this Agreement;

a copy (certified by a duly appointed officer as true and correct) of a resolution of:

the board of directors of Lapis; and

the shareholders of Lapis,

authorising the execution of and the performance this Agreement and the performance of its obligations thereunder, as set out in clause 2.2(b) of this Agreement;

evidence in respect of release of:

Inter-Entity Indebtedness or waiver in respect thereof; and

all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever given to a third party by the Company in respect of any obligation of Systems and/or the Vendor.

2.	In addition, at Closing, the Vendor shall deliver to the Purchaser (or made available to the Purchaser’s reasonable satisfaction):

a copy (certified by a duly appointed officer as true and correct) of a resolution of:

the board of directors of Management;

the shareholders of Management;

the board of directors of the Company; and

the shareholders of the Company,

authorizing and effecting the Conditions set out under clauses 6.1.2 and 6.1.5 of this Agreement.

Purchaser’s Obligations

3.	At Closing, the Purchaser shall:

deliver (or procure that there is delivered to the Vendor) a copy of a resolution (certified by a duly appointed officer as true and correct) of:

the board of directors of the Purchaser; and

the shareholders of the Purchaser,

authorising the execution of and the performance by the Purchaser of its obligations under this Agreement, as set out in clause 2.2(c) of this Agreement; and

pay to the Vendor the Purchase Price in accordance with clause 2.1 of this Agreement.
General

4.
All documents and items delivered at Closing pursuant to this Schedule 1 shall be held by the recipient to the order of the person delivering the same until such time as Closing shall be deemed to have taken place in accordance with clause 2.

5.	Simultaneously with:

delivery of all documents and items required to be delivered at Closing (or waiver of the delivery thereof by the person entitled to receive the relevant document or item);

receipt of the Purchase Price by the Vendor,

the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering the same and Closing shall be deemed to have taken place.

SCHEDULE 2

THE WARRANTIES

1.	Authorisations

The Vendor has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Agreement.

2.	The shares

All of the Shares are fully-paid, or properly credited as fully-paid, and the Vendor is the sole legal and beneficial owner of the Shares free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever. The Vendor has the legal right to dispose of the Shares.

3.	Adequacy of assets

1.1
The assets of the Company and the facilities and services to which the Company has a contractual right include all rights, properties, assets, facilities and services necessary for the carrying on of the business of the Company in the manner in which it is currently carried on.

1.2	All of the assets owned by the Company, or in respect of which the Company has a right of use, are in the possession or under the control of the Company

4.	Taxes

1.1
All local and national taxes and social security contributions whether direct or indirect, and any penalties, interest and other levies in respect thereof (“Taxes”) for which the Company at the date of Closing or at any time thereaf-ter may become liable to be assessed in respect of any period ending on or before the date of Closing have either been paid in full or are adequa-tely provided for in the Company’s financial statements. There are no facts or circumstances, which could give rise to any additio-nal liability to Taxes over and above that already paid or provided for.

1.2	All filings which had ought to have been made or filed before the date of Closing have been properly and duly submitted by the Company and were true accurate and complete.

5.	Disputes

1.1.
The Company is not engaged in any and there are no pending or threatened legal proceedings, or any other action from which damages or losses for the Company could arise and it is not aware of any circumstances that could result in the above.

1.2.	There are no inves-tigati-ons or enquiries (whether pending or threatened) by, or on behalf of, any govern-mental or other body in respect of the affairs of the Company.